Exhibit 1.1

Biophytis S.A.
(a société anonyme incorporated under the laws of France)

[   ] American Depositary Shares,
Each Representing [   ] Ordinary Shares
(nominal value €0.20 per share)

UNDERWRITING AGREEMENT

[   ], 2021

H.C. Wainwright & Co., LLC

430 Park Avenue, 3rd Floor

New York, NY 10022

Ladies and Gentlemen:

Biophytis S.A., a société anonyme with a board of directors (société anonyme à conseil d’administration) incorporated under the laws of France and registered with the registre du commerce et des sociétés of Paris under number 492 002 225 (the “Company”), confirms its agreement with H.C. Wainwright & Co., LLC (the “Underwriter”), with respect to the issuance and sale, in a capital increase, to the Underwriter, of an aggregate of [  ] ordinary shares, nominal value €0.20 per share (the “Ordinary Shares”), of the Company to be delivered in the form of an aggregate of [  ] American Depositary Shares (the “ADSs”), each representing [  ] Ordinary Shares (the “Initial ADSs”).

The Company also grants to the Underwriter the option described in Section 2(c) hereof to purchase all or any part of [  ] additional Ordinary Shares to be delivered in the form of an aggregate of [  ] ADSs (the “Option ADSs”).

The Initial ADSs and the Option ADSs are hereinafter referred to collectively as the “Offered ADSs.” The Ordinary Shares underlying the Offered ADSs (the “Underlying ADS Shares”), together with the Offered ADSs, are hereinafter collectively referred to as the “Offered Securities.”

The Offered Securities will be issued by way of a capital increase without preferential rights for existing shareholders under the provisions of Article L.225-136 of the French Commercial Code, pursuant to the eighth, thirteenth and fifteenth resolutions of the Company’s extraordinary general shareholders’ meeting held on May 28, 2020.

The Underlying ADS Shares are to be deposited with Société Générale, as custodian for the depositary in France, pursuant to a deposit agreement (the “Deposit Agreement”), to be dated on or prior to the Closing Time (as defined in Section 2(c) hereof), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the Offered ADSs. Each ADS will initially represent [  ] Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company understands that, as soon as the Underwriter deems advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered, the Underwriter proposes to make a public offering of the Offered Securities in the United States (the “Offering”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-252225), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Offered Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time such registration statement became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriter for use in connection with the offering of the Offered Securities is herein called the “Prospectus.” The Company has filed with the Commission a registration statement on Form F-6 (No. 333-232305) covering the registration of the Offered ADSs under the 1933 Act. The registration statement relating to the Offered ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” The Company has also filed with the Commission, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), a registration statement on Form 8-A (File No. [  ]) under the 1934 Act to register, under Section 12(b) of the 1934 Act, the Ordinary Shares and the ADSs. The registration statement relating to the Ordinary Shares and the ADSs, as amended at the time it became effective, is hereinafter referred to as the “1934 Act Registration Statement.” For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company has prepared and filed, in accordance with its ongoing obligations with respect to listing on Euronext Growth (“Euronext”), with the French Financial Markets Authority (Autorité des Marchés Financiers) (the “AMF”) (i) the annual management report and audited accounts for the financial year ending December 31, 2019 and (ii) the half-year financial report containing unaudited interim condensed consolidated financial statements for the six-month periods ended June 30, 2020 and June 30, 2019 (together, the “French Disclosure Documents”).

The Company has also published or, will prepare, as the case may be, three press releases (i) on January 20, 2021, announcing the filing of the Registration Statement, (ii) on February 2, 2021 setting forth, in particular, the expected pricing parameters of the Offered Securities and (iii) on the date hereof setting forth, in particular, the ADS Purchase Price (as such terms are defined in Section 2 below) and, as the case may be, the press release to be published upon issuance and sale of any Option ADSs by the Company, in the French and English languages.

As used in this Agreement:

“Applicable Time” means [   A.M./P.M.], New York City time, on [  ], 2021 or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule A-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Offered Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (a “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule A-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act and in compliance with EU Regulation No 596/2014 of April 26, 2014 on market abuse (“MAR”).

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act and in compliance with MAR.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Underwriter, as follows:

(i)                                     Registration Statements and Prospectuses. Each of the Registration Statement and the ADS Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted by the Commission or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriter for use in connection with the offering of the Offered Securities and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Registration Statement, any preliminary prospectus, the Prospectus and the ADS Registration Statement and the filing of the Registration Statement, any preliminary prospectus, the Prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization.

(ii)                                  Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, nor (D) the French Disclosure Documents, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) or the French Disclosure Documents made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the filed information (i) in each case contained in the Prospectus: [        ] and (ii) contained in the French Disclosure Documents: none (such information in subsections (i)-(ii), collectively, is called the “Underwriter Information”).

(iii)                               Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the 1933 Act Regulations. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule A-2 hereto, and electronic road shows, if any, each furnished to the Underwriter before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any issuer free writing prospectus.

(iv)                              Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule A-3 hereto.

(v)                                 French Disclosure Documents. The French Disclosure Documents, as of the date hereof are accurate, correct and true in all material respects, and do not and will not, as amended or supplemented, at the Closing Time and on any date on which Option ADSs are purchased, will not, contain any untrue statement of a material fact or, when taken together, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the French Disclosure Documents, as amended or supplemented, shall not, at the Closing Time and on any date on which Option ADSs are purchased, contain any statement of a material fact that is not also included in the Prospectus, and the Prospectus shall not omit to state a material fact that is stated in the French Disclosure Documents, which is necessary to make the statements in the French Disclosure Documents or the Prospectus, in light of the circumstances under which they were made, not misleading.

(vi)                              Company Not Ineligible Issuer. At the time of filing the Registration Statement, the ADS Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii)                           Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(viii)                        Stamp Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no registration, stamp or other issuance or transfer taxes are payable in France by or on behalf of the Underwriter in connection with (i) the issuance and the delivery of the Offered Securities in the manner contemplated by this Underwriting Agreement, (ii) the deposit with the Depositary of the Underlying ADS Shares against issuance by the Depositary of the ADRs evidencing the Offered ADSs or (iii) the initial sale and delivery by the Underwriter of the Offered Securities, as the case may be, as contemplated herein.

(ix)                              Dividends and Distributions. Except as described in each of the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current French law and regulations be paid to the Depositary and to the holders of Offered Securities in Euros and may be converted into foreign currency that may be transferred out of France in accordance with the Deposit Agreement.

(x)                                 PFIC. Based on reasonable assumptions and projections, to the Company’s knowledge, it is more likely than not that it would not have been considered a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2019 and to the Company’s knowledge, it will not be treated as a PFIC for the taxable year ending December 31, 2020.

(xi)                              Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xii)                           Independent Public Accountant and Independent Statutory Auditors. Ernst & Young et Autres, as independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable published rules, certified the audited annual financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and delivered their report in compliance with the Public Company Accounting Oversight Board standards with respect to the audited consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  Ernst & Young et Autres performed a limited review with respect to the unaudited interim condensed consolidated financial statements for the six-month periods ended June 30, 2020 and June 30, 2019.

Ernst & Young et Autres, along with Grant Thornton, both acting as independent statutory auditors with respect to the Company as required by the AMF General Regulations, certified the audited annual financial statements and delivered a limited review report with respect to the unaudited interim condensed consolidated financial statements for the six-month periods ended June 30, 2020 and June 30, 2019, both in compliance with French professional standards, which are included in the French Disclosure Documents.

(xiii)                        Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, including both the audited annual financial statements for the years ended December 31, 2018 and December 31, 2019, and the unaudited interim condensed consolidated financial statements for the six-month periods ended June 30, 2020 and June 30, 2019, together with the related schedules and notes, comply as to form in all material respects with Regulation S-X under the 1933 Act and present fairly, in all material respects, the financial position and the results of operations and the cash flows of the Company and the consolidated Subsidiaries of the Company at the dates and for the periods to which they apply; said financial statements have been prepared in conformity with

International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. So far as the Company is aware, there were no material assumptions that the Company should reasonably have taken into account in the preparation of the cash flows of the Company and the consolidated Subsidiaries of the Company that were not so taken into account. The supporting schedules, if any, present fairly, in all material respects and in accordance with IFRS, the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package, the French Disclosure Documents and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package, or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(xiv)                       Due Diligence Materials.  The information, materials and assertions expressed in the information provided by the Company to its legal and intellectual property counsels as well as to the Underwriter and its counsel in connection with their due diligence enquiries or similar requests for information (including, but not limited to, the information provided by the Company in connection with its operations in France and the information provided during management presentations and due diligence sessions) (together, the “Due Diligence Materials”) have been prepared with due care and attention and in good faith, and have been prepared and given by persons reasonably believed by the Company to have the knowledge and responsibility to enable them properly to provide such information, materials and assertions, and all expressions of opinion, intention or expectation contained in the Due Diligence Materials are in good faith and reasonably arrived at after due and careful inquiry.

(xv)                          No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (C) there have been no material liabilities or obligations, direct or contingent, entered into by the Company or any of its Subsidiaries and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xvi)                       Due Incorporation of the Company. The Company has been duly organized and is validly existing as a société anonyme with a board of directors (société anonyme à conseil d’administration) under the laws of France, duly registered with the registre du commerce et des sociétés of Paris under number 492 002 225; the Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xvii)                    Good Standing of the Board of Directors. Each member of the Company’s board of directors (conseil d’administration) has been duly elected or appointed in such capacity and exercises his or her functions in accordance with applicable laws and regulations and the Company’s by-laws (statuts) and internal regulations and those MiddleNext corporate governance guidelines the Company has elected to apply, as described in the French Disclosure Documents.

(xviii)                 Good Standing of Subsidiaries. Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated, formed or organized and is validly existing and in good standing (or such similar concept under applicable law, as applicable) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (or such similar concept under applicable law, as applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing (or such similar concept under applicable law, as applicable) would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent such concept is applicable) and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the entities listed on Exhibit 21.1 to the Registration Statement.

(xix)                       Capitalization. The authorized, issued and outstanding shares of capital stock of the Company as of June 30, 2020 are as set forth in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, (A) pursuant to this Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus or (C) pursuant to the exercise of convertible notes (ORNANE), free shares (actions gratuites) or warrants (including founders’ share warrants (BSPCE) or share warrants (BSA)) referred to in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and freely negotiable and have been issued in compliance with French law. None of the outstanding shares of capital stock of the Company were issued in violation of preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for or purchase securities of the Company that have not been excluded, waived or satisfied.

[The holders of outstanding Ordinary Shares, as described in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus, are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to acquire the Offered Securities that have not been waived with respect to the offering of the Offered Securities in accordance with their terms and all applicable laws; there are no outstanding securities convertible into, or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company, except in each case as set forth in the Registration

Statement, the General Disclosure Package or the Prospectus under the captions “Capitalization,” “Description of Share Capital and Articles of Association,” “Management — Equity Incentives,” and except that the Company may, as described in the Registration Statement, the General Disclosure Package and the Prospectus under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” under the caption “Cash and Funding Sources — Convertible bonds issued to ATLAS” cause to be issued to ATLAS 600 convertible notes that are convertible into Ordinary Shares.]

(xx)                          Sales, Issuances or Distributions of Capital Stock. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans, free share (actions gratuites) plans or other employee compensation plans or pursuant to the exercise of outstanding options, rights or warrants.

(xxi)                       Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xxii)                    Authorization and Description of Securities. The Offered Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, and upon delivery of the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, will be validly issued, fully paid and non-assessable; and the issuance and sale of the Offered Securities is not subject to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights of any securityholder of the Company that have not been duly excluded, waived or satisfied with respect to the offering of the Offered Securities in accordance with their terms and all applicable laws. The Offered Securities conform to all statements relating thereto contained in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Offered Securities will be subject to personal liability by reason of being such a holder. The Ordinary Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered ADSs, as contemplated by the Deposit Agreement. Upon the sale and delivery of the Offered Securities, and payment therefor, the Underwriter or the purchasers thereof, as the case may be, will acquire good, marketable and valid title to such Offered Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances. The Offered Securities, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the Underwriter; and there are no restrictions on subsequent transfers of the Offered Securities under the laws of France or the United States except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxiii)                 Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, and when executed and delivered by the Company will, assuming due authorization, execution and delivery by the Depositary, constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the Underlying ADS Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs and ADRs will be duly and validly issued, and the persons in whose names the Offered ADSs and ADRs are registered will be entitled to the rights specified therein, respectively, and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.

(xxiv)                Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and that have been duly waived.

(xxv)                   Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.” The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Offered Securities and deposit with the Depositary of the Underlying ADS Shares represented by the Offered ADSs and the use of the proceeds from the sale of the Offered Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xxvi)                Listing. The ADSs have been approved for listing on the Nasdaq Capital Market, subject to notice of issuance. The Company will use commercially reasonable efforts to maintain the listing of the Ordinary Shares (including the Underlying ADS Shares) on Euronext, and will comply with all laws and regulations applying to it due to the listing of the Ordinary Shares on Euronext.

(xxvii)             Absence of Labor Dispute. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xxviii)          Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by the U.S. Food and Drug Administration (the “FDA”), the European Commission or the European Medicines Agency (the “EMA”), the Autorité Nationale de Sécurité du Médicament et des produits de santé (the “ANSM”) or the AMF) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxix)                Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the French Disclosure Documents or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxx)                   Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the preliminary prospectus which is not so described.

(xxxi)                Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Securities or the issuance and deposit with the Depositary of the Underlying ADS Shares hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Capital Market, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (B) such as have been obtained or will be obtained on the First Closing Date under the laws and regulations of jurisdictions outside the United States in which the Offered Securities were offered.

(xxxii)             Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, consents and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical or preclinical studies, pharmaceuticals, biologics, biohazardous substances or activities related to the business now operated by the Company and its Subsidiaries), except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company has fulfilled and performed all of its material obligations with respect to the Governmental Licenses and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company as a holder of any permit, except where the failure to so fulfill or perform, or the occurrence of such event, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxxiii)          Title to Property. The Company and its Subsidiaries do not own any real property and any material real property and buildings held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. The Company and its Subsidiaries have good title to all other properties owned by them (other than Intellectual Property, which is addressed by subsection (xxxiv) below), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxxiv)         Title to Intellectual Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company owns or has valid, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the patents, trademarks and copyrights, if any, included within the Intellectual Property are valid, enforceable and subsisting; except as described in the Registration Statement, the General Disclosure Package and the Prospectus: (A) the Company is not obligated to pay a material royalty, grant a license to or provide other material consideration to any third party in connection with the Intellectual Property; (B) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s drug candidates, services, processes or Intellectual Property; (C) to the knowledge of the Company, neither the sale nor use of any of the discoveries, inventions, drug candidates services or processes of the Company referred to in the Registration Statement, the French Disclosure Documents, the General Disclosure Package or the Prospectus do or will, to the knowledge of the Company, infringe, misappropriate or violate any right or valid patent claim of any third party; (D) none of the technology employed by the Company has been obtained or is being used by the Company in material violation of any contractual obligation binding on the Company or, to the Company’s knowledge, upon any of its officers, directors or employees or otherwise in violation of the rights of any persons; (E) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property; (F) to the Company’s knowledge, there is no material infringement by third parties of any Intellectual Property; (G) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property; and (H) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property.  The Company is not a party to any material agreement pursuant to which Intellectual Property has been licensed to the Company.

(xxxv)            Patents and Patent Applications. Except as could not be reasonably expected to have a Material Adverse Effect, all patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties that prosecuted such patents have complied with their duty of candor and disclosure to the USPTO, the European Patent Office (the “EPO”) and/or the Institut National de la Propriété Industrielle (the “INPI”), as applicable, in connection with such patents; and the Company is not aware of any facts required to be disclosed to the USPTO, the EPO and/or the INPI, as applicable, that were not disclosed to the USPTO, the EPO and/or the INPI, as applicable, that would preclude the grant of a patent in connection with any such application or would form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.  To the Company’s knowledge, all patents and patent applications owned by the Company and filed with the USPTO or any foreign or international patent authority (the “Company Patent Rights”) have been duly and properly filed; the Company believes it has complied with its duty of candor and disclosure to the USPTO for the Company Patent Rights.  No patents or patent applications have been in-licensed by the Company.

(xxxvi)         Compliance with Regulatory Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company:  (A) is and at all times has been in compliance with all statutes, rules or regulations of the FDA and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company (“Applicable Laws”), to the extent such activities are undertaken by the Company, except for any noncompliance that would not have a Material Adverse Effect; (B) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any Governmental Authority alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and the Company is not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA or any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that the FDA or any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA or any Governmental Authority is considering such action; and (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(xxxvii)      Compliance with Health Care Laws.  The Company has operated and currently is in compliance with all applicable health care laws, rules and regulations (except where such failure to operate or non-compliance would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), including, without limitation, (i) the Federal, Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) all applicable federal, state, local and all applicable foreign healthcare related fraud and abuse laws, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (iii) HIPAA, as amended by the Health Information Technology for Economic Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the regulations promulgated pursuant to such laws; and (v) any other similar applicable local, state, federal, or foreign laws (collectively, the “Health Care Laws”). Neither the Company, nor to the Company’s knowledge, any of its officers, directors, employees or agents have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company has not received written notice or other correspondence of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company is not a party to and does not have any material ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority.  Additionally, neither the Company, nor to the Company’s knowledge, any of its employees, officers or directors, has been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or, to the knowledge of the Company, is subject to a material governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(xxxviii)   Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate,  result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (D) there are no events or circumstances, to the knowledge of the Company, that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxxix)         Accounting Controls. The Company and each of its Subsidiaries maintains effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations as well as in compliance with IFRS and French GAAP, as the case may be) and a system of internal accounting controls (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act (as defined below) as of an earlier date than it would otherwise be required to so comply under applicable law) designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xl)                              Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is using commercially reasonable efforts to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement (taking into account all exemptions and phase-in periods provided under the Jumpstart Our Business Startups Act and otherwise under applicable law).

(xli)                           Tests and Preclinical Studies and Clinical Trials. The studies, tests and preclinical studies and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company were and, if still ongoing, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Authorizations and Applicable Laws, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder and the rules and regulations of the EMA; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test or trial results described or referred to in the Registration Statement, the French Disclosure Documents, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and, except to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not received any notices or correspondence from the FDA or any Governmental Entity requiring the termination or suspension of any ongoing studies, tests or preclinical studies or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

(xlii)                        Payment of Taxes. All tax returns of the Company and its Subsidiaries required by law to be filed have been timely and duly filed or appropriate extensions have been requested pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns or request such extensions would not result in a Material Adverse Effect, and have timely and duly paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xliii)                     Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xliv)                    Investment Company Act. The Company is not required, and upon the issuance and sale of the Offered Securities and the deposit with the Depositary of the Underlying ADS Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xlv)                       Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the 1934 Act. Neither the Company, nor any of its Subsidiaries, nor, to the Company’s knowledge, any person acting on its or their behalf will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Offered Securities in violation of applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xlvi)                    Market Abuse Regulation. The Company has complied in all material respects with the applicable provisions of MAR, the delegated EU regulations adopted thereunder and the equivalent French laws and regulations (the “Market Abuse Rules”) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance, and none of the allotment of the Offered Securities, the sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of any the Market Abuse Rules, and, to the Company’s knowledge, no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(xlvii)                 Euronext. The Company will as soon as practicable, before or after the Closing Time and in any event within any prescribed period of time, give such notices to, or make such filings with, Euronext or other agencies or bodies, as shall be required under any applicable laws or regulations in connection with the offering.

(xlviii)              Foreign Corrupt Practices Act.  None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of

1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance [in all material respects] therewith.

(xlix)                    Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(l)                                     OFAC.  None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. No provision of this Section 1(a)(li) shall apply to any person if and to the extent that it violates any provision of EU Regulation 2271/96 of November 22, 1996 (or any law or regulation implementing such regulation in any member state of the European Union, including the United Kingdom).

(li)                                  Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities to repay any outstanding debt owed to any affiliate of the Underwriter.

(lii)                               Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the French Disclosure Documents, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(liii)                            Privacy and Data Protection.  The Company and its Subsidiaries have complied with all United States federal, state, local and non-United States privacy (including, but not limited to, the General Data Protection Regulation (EU) 2016/679, “GDPR”), data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of personal data, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect.  In each case except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have been and are in compliance with (1) internal policies and procedures designed to appropriately ensure the integrity and security of the data collected, handled or stored in connection with its business; and (2) internal policies and procedures designed to appropriately ensure compliance with the Health Care Laws that govern privacy and data security and take, and the Company has taken appropriate steps designed to ensure compliance with such internal policies and procedures.  The Company and its Subsidiaries have taken appropriate steps to maintain the confidentiality of its personally identifiable information, protected health information, consumer information and other confidential information of the Company, its Subsidiaries and any third parties in its possession (“Sensitive Company Data”).  The tangible or digital information technology systems (including computers, screens, servers, workstations, routers, hubs, switches, networks, data communications lines, technical data and hardware), software and telecommunications systems used or held for use by the Company and its Subsidiaries (the “Company IT Assets”) are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its Subsidiaries as now operated and as currently proposed to be conducted as described in the Registration Statement, the French Disclosure Document, the General Disclosure Package and the Prospectus.  The Company and its Subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business consistent with industry standards and practices in all material respects, including, without limitation, for the Company IT Assets and data held or used by or for the Company and its Subsidiaries.  The Company and its Subsidiaries have not suffered or incurred any security breaches, compromises or incidents with respect to any Company IT Asset or Sensitive Company Data, except where such breaches, compromises or incidents would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and to the Company’s knowledge there has been no unauthorized or illegal use of or access to any Company IT Asset or Sensitive Company Data by any unauthorized third party.  The Company and its Subsidiaries have not been required to notify any individual of any information security breach, compromise or incident involving Sensitive Company Data.

(liv)                           No Broker Fees.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities contemplated hereby.

(lv)                              Maintenance of Rating. The Company has no debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(lvi)                           Insolvency Proceedings. With respect to the Company or any of its Subsidiaries, (i) none of them has ceased its payments (cessation des paiements), (ii) none of them is subject to or has made an application for the appointment of an ad hoc representative (mandataire ad hoc) or judicial administrator, (iii) none of them is subject to or has made an application to enter into a safeguard procedure (procédure de sauvegarde) or accelerated safeguard procedure (procedure de sauvegarde accélérée), (iv) none of them is subject to or has made an application to enter into an accelerated financial safeguard procedure (procédure de sauvegarde financière accélérée), (v) none of them is subject to or has made an application to enter into a conciliation procedure (procédure de conciliation), (vi) none of them is subject to or has made an application for the transfer of the whole of the business (cession totale de l’entreprise), (vii) no notice of judicial reorganization (redressement judiciaire), judicial liquidation (liquidation judiciaire), or voluntary liquidation has been filed, and (viii) no proceedings under any applicable laws before a court having competent jurisdiction over the Company or such Subsidiaries which has an analogous effect to any of the proceedings referred to have been initiated or requested.

(lvii)                        ADS Registration Statement. The Company has caused to be filed with the Commission the ADS Registration Statement. The Company may have filed one or more amendments thereto, each of which has previously been furnished to the Underwriter. Such ADS Registration Statement at the time of its effectiveness did comply and on the First Closing Date, will comply, in all material respects with the applicable requirements of the 1933 Act and the rules thereunder. and at the time of its effective date, did not, as of its effective date, and will not, as of the Applicable Time and on the First Closing Date and any Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(b)                                 Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2.                            Purchase, Sale and Delivery of the Offered Securities.

(a)                                 Initial ADSs. Upon the terms herein set forth, the Company agrees to issue and sell to the Underwriter an aggregate of [   ] Initial ADSs. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company an aggregate of [   ] Initial ADSs at the purchase price set forth in accordance with Section 2(d) below. It is understood that the obligations of the Underwriter contained in this Agreement shall not constitute a performance guarantee (garantie de bonne fin) within the meaning of Article L. 225-145 of the French Commercial Code.

(b)                                 First Closing Date. Delivery of the Initial ADSs and the documents described in Section 5 hereof shall occur at the offices of Jones Day (or such other place as may be agreed to by the Company and the Underwriter) at [10 A.M.] New York City time, on [   ], 2021, or such other time and date not later than [10 A.M.] New York City time, on the seventh business day thereafter as the Underwriter shall designate by notice to the Company (the time and date of such closing is called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Underwriter to recirculate to the public copies of an amended or supplemented Prospectus.

(c)                                  Option ADSs; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of [   ] Option ADSs at the ADS Purchase Price (as defined below). The option granted hereunder may be exercised at any time in whole or in part upon notice by the Underwriter to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option ADSs as to which the Underwriter is exercising the option and (ii) the time, date and place at which such Option ADSs will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Initial ADSs and such Option ADSs). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Option Closing Date”, such time of closing on the First Closing Date or the Option Closing Date, as applicable, is called the “Closing Time” and the date of delivery of Offered Securities on the First Closing Date or the Option Closing Date, as applicable, is called the “Date of Delivery.” The Option Closing Date shall be determined by the Underwriter and shall not be earlier than two or later than seven full business days after delivery of such notice of exercise. The Underwriter may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)                                 Payment for the Offered Securities. The Initial ADSs (and, as the case may be, the Option ADSs) are being offered as part of a single capital increase at a price of $[   ] per ADS (the “ADS Purchase Price”), corresponding to a price of €[   ] per Ordinary Share (the “Share Purchase Price”) based upon the exchange rate as in effect on the date hereof, as agreed between the Company and the Underwriter, multiplied by [   ] (the number of Ordinary Shares underlying each ADS), and exclusive of the commissions set forth in Section 2(f) below. Payment of the ADS Purchase Price for the Offered Securities in the Offering, shall be made on behalf of the Underwriter, on or prior to the First Closing Date (and, as the case may be, by the Underwriter on or prior to the Option Closing Date) by wire transfer of immediately available funds to the account or accounts designated by the Company in writing at least two business days prior to the First Closing Date, which account(s) shall be held at [   ], as transfer agent and registrar of the Company (the “Registrar”), for purposes of settlement and delivery of the Offered Securities. No later than [   ] A.M./P.M. Central European Time on the First Closing Date and, as the case may be, the Option Closing Date, the Registrar shall issue the depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase, and, as the case may be, the additional capital increase, of the Company, and shall deliver such certificate to the Underwriter. At least one full business day prior to the First Closing Date, the Company shall have taken all actions and provided the Registrar with all notices, documents, corporate authorizations or other instruments necessary or required to effectuate the issuance of the certificat du dépositaire referred herein.

(e)                                  Delivery of the Offered Securities. On the First Closing Date and, as the case may be, on the Option Closing Date, immediately after issuing the certificat du dépositaire, the Registrar shall: (i) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Underlying ADS Shares corresponding to the Initial ADSs (and, as the case may be, the Option ADSs) and for credit thereof no later than on the First Closing Date (and, as the case may be, the Option Closing Date) in a securities account opened in the name and on behalf of the Company in the books of the Registrar; and (ii) transfer the Underlying ADS Shares corresponding to the Initial ADSs (and, as the case may be, the Option ADSs) to Société Générale, as custodian under the Deposit Agreement, for the account of the Depositary against issuance of ADRs evidencing Offered ADSs in accordance with the Deposit Agreement. Delivery of the Offered ADSs and/or the ADRs evidencing Offered ADSs shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. Prior to the First Closing Date, the Company shall have taken all actions and made all necessary filings with Euronext and Euroclear France, and with the Depositary and DTC, to facilitate the transfer of the Underlying ADS Shares through Euroclear France and the Offered ADSs through DTC. The ADRs evidencing the Offered ADSs shall be registered in such names and denominations as the Underwriter shall have requested at least one full business day prior to the First Closing Date (or the Option Closing Date, as the case may be). Time shall be of the essence, and that delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

(f)                                   Underwriting Commissions. As compensation for the Underwriter’s commitments, in addition to the expenses outlined in Section 4 hereof, the Company shall pay, or cause the Registrar to pay, for purposes of settlement and delivery of the respective Offered Securities, to the Underwriter, with respect to the Offered Securities in the Offering, a commission equal to the sum of the product of 7.5% of the ADS Purchase Price multiplied by the number of Initial ADSs (and/or Option ADSs, as the case may be) to be issued at the First Closing Date (or the Option Closing Date, as the case may be) in the Offering. The aforementioned commissions shall be deducted from the gross proceeds in dollars ($) and shall be paid on such date by the Registrar to the Underwriter as soon as possible after issuance of the certificat du dépositaire referred to in Section 2(d) above.

SECTION 3.                            Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Underwriter as soon as practicable, and confirm the notice in writing (which may be in electronic form), (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement shall become effective or any amendment or supplement to the Prospectus (including any prospectus wrapper) shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement, (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Offered Securities or (vi) the issuance by the AMF or Euronext Growth of any order preventing or suspending the use of the French Disclosure Documents or of any challenge to the filing with the AMF or the use of the French Disclosure Documents or trading in the Company’s securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement or the ADS Registration Statement in order that the Registration Statement or the ADS Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package, the French Disclosure Documents or the Prospectus in order that the General Disclosure Package, the French Disclosure Documents or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or the ADS Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request. The information contained in such amendment or supplement shall be made available, to the extent the Underwriter reasonably determines that it is required by applicable French laws after consultation with the Company, to the public in France, through a press release broadcasted pursuant to applicable AMF rules, or, if necessary, an amendment to the French Disclosure Documents. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)                                  Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement, each as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment to the Registration Statement (without exhibits) for the Underwriter. The copies of the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Offered Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h)                                 Listing. The Company will use its best efforts to effect and maintain the listing of the ADSs on the Nasdaq Capital Market and of the Ordinary Shares (including the Underlying ADS Shares) on Euronext.

(i)                                     Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares, including such ADSs or Ordinary Shares created or issued as of the date of the Prospectus as part of the Offered Securities or in the future, or any securities convertible into or exercisable or exchangeable for such ADSs or Ordinary Shares or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares, including such ADSs or Ordinary Shares created or issued as of the date of the Prospectus as part of the Offered Securities or in the future, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii). The foregoing sentence shall not apply to (A) the Offered Securities to be sold hereunder and the Underlying ADS Shares to be deposited with the Depositary in connection therewith; (B) any ADSs or Ordinary Shares issued by the Company, whether as of the date of the Prospectus or in the future, upon the exercise of an option or warrant (it being understood that this includes founders’ share warrants (BSPCE) and share warrants (BSA)) or the conversion of a convertible security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (C) any ADSs or Ordinary Shares issued, or share options, free shares (actions gratuites) and warrants (including founders’ share warrants (BSPCE) or share warrants (BSA)) to purchase ADSs or Ordinary Shares granted to employees, members of management or consultants, pursuant to existing shareholders’ authorizations of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, whether as of the date of the Prospectus or in the future; (D) any ADSs or Ordinary Shares issued, whether as of the date of the Prospectus or in the future, pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto; (F) the entry into an agreement providing for the issuance by the Company of ADSs or Ordinary Shares, or any security convertible into or exercisable for, ADSs or Ordinary Shares, whether as of the date of the Prospectus or in the future, in connection with the acquisition by the Company or any of its Subsidiaries of the securities, business, technology, property or other assets of another person or entity, or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement; or (G) the entry into any agreement providing for the issuance of ADSs or Ordinary Shares, or any security convertible into or exercisable for, ADS or Ordinary Shares, whether as of the date of the Prospectus or in the future, in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided, however, that in the case of clauses (F) and (G), the aggregate number of ADSs or Ordinary Shares that the Company may sell or issue or agree to sell or issue shall not exceed 5% of the total number of Ordinary Shares (including in the form of ADSs) issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided, further, that in the case of clauses (F) and (G), the Company shall cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement substantially on the same terms as the lock-up agreements referenced in Section 5(q) hereof for the remainder of the Lock-Up Period and enter stop transfer instructions with the Company’s Registrar for such securities.

(j)                                    Lock-Up Release or Waiver. If the Underwriter, in its sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(q) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(k)                                 Reporting Requirements. The Company, during the period when a Prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Securities as may be required under Rule 463 under the 1933 Act.

(l)                                     Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule A-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement which has not been superseded or modified, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                             Deposit of Shares. The Company agrees, prior to each Date of Delivery, to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the applicable Offered ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriter at such Date of Delivery.

(n)                                 Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication until the completion of the distribution of the Offered Securities there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o)                                 Emerging Growth Company Status. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(p).

(p)                                 Deductions or Withholdings. All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by the Underwriter of the full amount that would have been received had no deduction or withholding been made.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS Registration Statement as originally filed and each amendment thereto; (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors; (iii) the preparation, issuance and delivery of the ADRs evidencing the Offered ADSs to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Offered Securities to the Underwriter; (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors; (v) the qualification of the Offered Securities (and, if necessary, the Underlying ADS Shares) under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the respective reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto, if requested by the Underwriter; (vi) the fees and expenses of any transfer agent, registrar and/or depositary for the Offered Securities; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, (it being understood and agreed that the Underwriter will pay all of the reasonable travel, lodging and other expenses incurred by it or any its employees in connection with the “road show”); (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Offered Securities; (ix) the fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and the Offered ADSs and the fees and expenses incurred in connection with the listing of the Offered Securities

(and the Underlying ADS Shares) on the Nasdaq Capital Market; (x) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of DTC; (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Securities made by the Underwriter caused by a breach of the representation contained in the third sentence of Section 1(a)(ii), (xii) all actual and documented out-of-pocket expenses of counsel for the Underwriter; provided, that the amount payable pursuant to the foregoing clause (v), (viii) and (xii) shall not exceed €150,000 unless with the Company’s consent (which consent shall not be unreasonably withheld, delayed or conditioned), (xiii) a non-accountable expense allowance of $40,000 to the Underwriter, and (xiv) to the Underwriter a management fee equal to 1.0% of the aggregate gross proceeds raised by the Company in the Offering, payable on the First Closing Date and Option Closing Date (assuming the ADS Purchase Price and the Share Purchase Price).

(b)                                 Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriter for all of its reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter (subject to the limitation provided in Section 4(a) of this Agreement.

SECTION 5.                            Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder is subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement and the ADS Registration Statement, have become effective and, at the Closing Time and any applicable Date of Delivery, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus, the French Disclosure Documents or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission, its staff or the AMF for additional information to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)                                 Opinion of French Counsel for Company. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Reed Smith LLP, as French counsel for the Company, in form and substance satisfactory to counsel for the Underwriter.

(c)                                  Opinion of U.S. Counsel for Company. At the Closing Time, the Underwriter shall have received each of (i) the opinion and negative assurance letter and (ii) the regulatory opinion on generally applicable federal U.S. and French law, each dated the Closing Time, of Reed Smith LLP, as U.S. and French counsel for the Company, each in form and substance satisfactory to counsel for the Underwriter.

(d)                                 Opinion of Intellectual Property Counsel for Company. At the Closing Time, the Underwriter shall have received the opinion and negative assurance letter, each dated the Closing Time, of each of IPSIDE and ICOSA, each as special counsel for the Company with respect to intellectual property, in form and substance satisfactory to counsel for the Underwriter.

(e)                                  Opinion of Counsel for Depositary. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriter.

(f)                                   Opinion of French Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the opinion, dated the Closing Time, of Jones Day, French counsel for the Underwriter.

(g)                                  Opinion of U.S. Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the opinion and negative assurance letter, each dated the Closing Time, of Jones Day, U.S. counsel for the Underwriter.

(h)                                 Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the French Disclosure Documents or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the principal executive officer of the Company and the principal financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i)                                     Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriter a certificate satisfactory to the Underwriter of one of its authorized officers with respect to the deposit with it of the Underlying ADS Shares, the issuance of the ADRs evidencing the Underlying ADS Shares delivered in the form of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the Ordinary Shares delivered in the form of the Offered ADSs pursuant to the Deposit Agreement and such other customary matters related thereto as the Underwriter may reasonably request.

(j)                                    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young et Autres a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)                                 Bring-down Comfort Letter. At the Closing Time, the Underwriter shall have received from Ernst & Young et Autres a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l)                                     Effective Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

(m)                             Approval of Listing. At the Closing Time, the ADSs shall have been approved for listing on the Nasdaq Capital Market, and the Underlying ADS Shares shall have been approved for listing on Euronext, subject only to official notice of issuance.

(n)                                 Eligible for DTC Clearance. At or prior to the Closing Time and each Date of Delivery, the Offered Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(o)                                 No FINRA Objection. At the time of the execution of this Agreement, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered Securities.

(p)                                 Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit A hereto signed by the Company’s officers and directors.

(q)                                 Conditions to Purchase of Option ADSs. In the event that the Underwriter exercises its option provided in Section 2(c) hereof to purchase all or any portion of the Option ADSs, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i)                                     Officers’ Certificate. A certificate, dated such Date of Delivery, of the principal executive officer of the Company and of the principal financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion of French Counsel for Company. If requested by the Underwriter, the opinion of Reed Smith LLP in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                               Opinion of U.S. Counsel for Company. If requested by the Underwriter, each of (i) the opinion and negative assurance letter and (ii) the regulatory opinion on generally applicable federal U.S. and French law of Reed Smith LLP in form and substance satisfactory to counsel for the Underwriter, each dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(c) hereof.

(iv)                              Opinion of Intellectual Property Counsel for Company. If requested by the Underwriter, the opinion and negative assurance letter of IPSIDE and ICOSA, each in form and substance satisfactory to counsel for the Underwriter, each dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(d) hereof.

(v)                                 Opinion of Counsel for Depositary. If requested by the Underwriter, the opinion of Emmet, Marvin & Martin, LLP in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi)                              Opinion of French Counsel for the Underwriter. If requested by the Underwriter, the opinion of Jones Day, French counsel for the Underwriter, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii)                           Opinion of U.S. Counsel for the Underwriter. If requested by the Underwriter, the opinion and negative assurance of Jones Day, U.S. counsel for the Underwriter, each dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(viii)                        Depositary’s Certificate. If requested by the Underwriter, a certificate from the Depositary in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the certificate furnished to the Underwriter pursuant to Section 5(i) hereof.

(ix)                              Bring-Down Comfort Letter. If requested by the Underwriter, a letter from Ernst & Young et Autres, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(l), except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(r)                                    Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriter shall have been furnished with such other documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities and the deposit with the Depositary of the Underlying ADS Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(s)                                   Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option ADSs on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option ADSs, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense (“Damages”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the Underwriter Information), or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the French Disclosure Documents or the Prospectus (or any amendment or supplement thereto) (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all Damages, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

(iv)                              against any transaction, documentary, stamp, capital or other issuance, registration, transfer or withholding tax or duty (including any financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts), including any interest and penalties, that may be payable by or on behalf of the Underwriter on (i) the creation, issuance, delivery and sale of the Offered Securities, the issuance of the Offered ADSs, and the delivery of the Offered Securities to or for the account of the Underwriter; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriter of the Offered Securities to purchasers thereof; (iii) the holding or transfer of the Offered Securities; (iv) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered ADSs; or (v) on the execution and delivery of this Agreement or the Deposit Agreement or any other document to be furnished hereunder. Moreover, the Company will, in addition to any amount payable by it pursuant to Section 2(f) and Section 4 (and at the same time as paying that amount), pay any value added tax, sale or similar tax payable in addition to that amount on receipt of a valid VAT invoice showing the amount of the applicable VAT;

provided, however, that this indemnity agreement shall not apply to any Damages to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the French Disclosure Documents (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration

Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only in each case with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the French Disclosure Documents (or any amendment or supplement thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                            Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Damages referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Damages incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions, which resulted in such Damages, as well as any other relevant equitable considerations, in each such case in accordance with this Section 7.

The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement, shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting commissions received by the Underwriter.

The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of Damages incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Offered Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8.                            Other Agreements.

(a)                                  Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Offered Securities.

(b)                                  Acknowledgement.  By execution of this Agreement, the Company and the Underwriter acknowledge that the Underwriter recently acted as U.S. placement agent in connection two private placement offerings consummated by the Company in July 2020 and September 2020, for which the Underwriter received cash compensation and which are unrelated to this Agreement.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the French Disclosure Documents, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or France, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S., French or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Offered Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Nasdaq Capital Market, on Euronext Paris or on Euronext Access Paris, or (iv) if trading generally on the NYSE American, the New York Stock Exchange, Nasdaq or Euronext has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities or authorities in France.

(b)                                 Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and in the letter agreement between the Underwriter and the Company dated as of November 3, 2021, and provided further that Sections 1, 4, 6, 7, 8, 13, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10.                     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, Attention: Jeffery R. Smith, with a copy (which shall not constitute notice) to Jones Day, 2 rue de Saint-Florentin, 75001 Paris, France, Attention: Linda Hesse; notices to the Company shall be directed to it at Sorbonne University—BC 9, Bâtiment A 4ème étage, 4 place Jussieu, 75001 Paris, France, Attention: Stanislas Veillet, Chairman and Chief Executive Officer, with a copy (which shall not constitute notice) to Reed Smith LLP, 599 Lexington Avenue, 26nd Floor, New York, New York 10022, Attention: Aaron Izower.

SECTION 11.                     No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the initial public offering price of the Offered Securities and any related commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Offered Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the

Company, any of its Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Offered Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Offered Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 12.                     Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.                     Waiver of Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 14.                     GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 15.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints Corporation Service Company as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 16.                     Judgment Currency. The obligations of the Company pursuant to this Agreement in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

SECTION 17.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                     Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19.                     Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 20.                     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.                     Entire Agreement. This Agreement,  and the letter agreement between the Underwriter and the Company dated as of November 3, 2020, as amended, supersede all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, with respect to the subject matter hereof.

(Signature pages follow)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

Very truly yours,

Biophytis S.A.

By
Name:
Title:

Sch. A-1

CONFIRMED AND ACCEPTED,
as of the date first above written:

H.C. Wainwright & Co., LLC, in its capacity as Underwriter

By
Name:
Title:

Sch. A-2

SCHEDULE A-1

Pricing Terms

1.                                      Number of Initial ADSs:

2.                                      Number of Underlying ADS Shares:

3.                                      Number of Option ADSs:

4.                                      Offered ADS Purchase Price:

5.                                      Underwriting Discount per Offered ADS in the Offering:

Sch. A-3

SCHEDULE A-2

Issuer Free Writing Prospectuses

Issuer Free Writing Prospectus filed February 2, 2021

Sch. A-2

SCHEDULE A-3

List of Written Testing-the-Waters Communications

None.

Sch. A-3

Exhibit A

FORM OF LOCK-UP AGREEMENT

Ex. A-1

Exhibit B

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(j)

Biophytis S.A.

[Date]

Biophytis S.A. (the “Company”) announced today that H.C. Wainwright & Co., LLC,  sole book-running manager in the Company’s recent public sale of [   ] ordinary shares, nominal value €0.20 per share, of the Company and of [   ] ordinary shares to be delivered in the form of an aggregate of [   ] American Depositary Shares (collectively, the “Shares”), are [waiving] [releasing] a lock-up restriction with respect to                       shares of the Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                      ,          20             , and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Ex. B